UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

3eee, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50342	86-0515411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2424 North Federal Highway, Suite 160 Boca Raton, Florida		33431
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (561) 361-8783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events.

On August 23, 2004, 3eee, Inc. filed Form 15 under the Securities Exchange Act of 1934 to terminate its July 14, 2003 Form 10-SB registration. The Company is re-evaluating its business direction, and is working with its accountants/auditors in an effort to file all reports required under Section 13(a) of the Securities Exchange Act of 1934 that were due on or before the date Form 15 was filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3eee, Inc.

Date: August 26, 2004

By: /s/ Celso B. Suarez, Jr.
Celso B. Suarez, Jr., President